Ingersoll Rand Reports Fourth-Quarter and Record Annual 2016 Results

Highlights (versus prior year, unless otherwise noted):

●	Continued strong Climate segment and improving Industrial segment results

●	Robust Q4 bookings up 6 percent, organic bookings* up 7 percent; revenues up 1 percent, organic revenues* up 2 percent

●	Full-year cash flow from operating activities of $1.5 billion

●	Excellent cash conversion with full-year free cash flow* of $1.35 billion up 37 percent

●	Full-year continuing EPS of $5.52

●	Full-year 2016 adjusted continuing EPS of $4.13 up 11 percent

●	Full-year 2016 operating margin up 60 basis points

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

Swords, Ireland, February 1, 2017 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $0.76 for the fourth quarter of 2016. The company reported net earnings of $198.8 million, or EPS of $0.75, for the fourth quarter of 2016. Excluding tax adjusted restructuring costs and a legal settlement related to a contract that predates the acquisition of Trane, adjusted continuing EPS was $0.84.

“Fourth-quarter business segment operating performance was strong and the core business remains very healthy,” said Michael W. Lamach, chairman and chief executive officer. “Organic bookings were up more than 7 percent and organic revenues were up 2 percent with excellent full-year free cash flow of 121 percent of adjusted net income. Our Climate segment met our already high internal expectations with fourth-quarter bookings up 9 percent and revenues up 3 percent, while operating margins expanded 70 basis points. Our Industrial segment continued to make solid, steady progress, with fourth-quarter performance above our initial expectations. We fell short of our guidance range due to a number of negative items in the fourth quarter that, together, drove our results below our guidance. These items included higher-than-expected corporate costs, and a higher-than-forecast tax rate in the quarter.”

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Fourth-Quarter 2016 Results

Actual Results versus Guidance

Continuing EPS $, millions	EPS (GAAP)	EPS Adjusted
4Q Guidance (at mid-point)	$0.89	$0.91
Segment Operating Results	0.01	0.01
Corporate Costs	(0.04)	(0.04)
Legal Settlement	(0.04)	Excluded
Foreign Exchange Losses	(0.01)	(0.01)
Higher Tax Rate	(0.03)	(0.03)
Additional Restructuring	(0.02)	Excluded
4Q Actual	$0.76	$0.84

Q4 2016 earnings per share was impacted by a number of items in the quarter including:

•	The combined operating results for the Climate and Industrial segments exceeded prior EPS guidance by $0.01.

•
Higher-than-anticipated corporate costs of EPS ($0.04), primarily related to stock-based and annual incentive-based compensation and increased IT infrastructure and security investments in the fourth quarter. Corporate spend in 2017 is expected to remain at a run rate of approximately $60 million per quarter, or $240 million for the full year.

•
The legal settlement relates to a lawsuit on a contract from 2001 that predates the acquisition of Trane. The settlement and legal cost totaled ($16.4) million, or EPS of ($0.04) and were recorded in other income.

•
Higher-than-anticipated earnings from high tax jurisdictions increased the company’s tax rate to 23.8 percent for the quarter. The 2016 annual tax rate was 16.2 percent and the adjusted rate was 21.4 percent. The 2017 forecast tax rate is 21 percent to 22 percent.

•	Restructuring costs totaled $0.04 EPS, $0.02 above guidance.

Financial Comparisons - Fourth Quarter Continuing Operations

$, millions	Q4 2016	Q4 2015	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,235	$3,048	6%	7%
Net Revenues	$3,359	$3,326	1%	2%
Operating Income	$347	$359	-3%
Operating Margin	10.3%	10.8%	(0.5) PPts
Adjusted Operating Income*	$362	$377	-4%
Adjusted Operating Margin*	10.8%	11.3%	(0.5) PPts
Continuing EPS	$0.76	$0.88	-14%
Adjusted Continuing EPS	$0.84	$0.94	-11%
Restructuring Cost	($14.7)	($18.1)	$3.4

Highlights from the Fourth Quarter of 2016 (all comparisons against the fourth quarter of 2015 unless otherwise noted)

•
Enterprise revenues were up 1 percent with organic revenues up 2 percent. Organic revenue growth in North American operations up 6 percent and international operations down 4 percent versus prior year due to declines in Europe and the Middle East.

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•
Operating margin and adjusted operating margin were both down 50 basis points. Lower margin was driven largely by inflation, foreign exchange, business investments and increased incentive compensation costs partially offset by volume and productivity.

•	Net earnings included $200.2 million, or EPS of $0.76, from continuing operations and a loss of ($1.4) million, or EPS of $(0.01), from discontinued operations.

•	Fourth-quarter results included restructuring charges of $(14.7) million, or $(0.04) per share and a legal settlement with a charge of ($16.4) million, or ($0.04) per share.

Fourth-Quarter Business Review (all comparisons against the fourth quarter of 2015 unless otherwise noted)
Climate Segment: delivers energy-efficient products and innovative energy services. It includes Trane® and American Standard® Heating & Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems, and commercial and residential building services, parts, support and controls; energy services and building automation through Trane Building Advantage™ and Nexia™; and Thermo King® transport temperature control solutions.

$, millions	Q4 2016	Q4 2015	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$2,509	$2,308	9%	10%
Net Revenues	$2,559	$2,492	3%	4%
Operating Income	$347	$320	8%
Operating Margin	13.6%	12.9%	0.7 PPts
Adjusted Operating Income	$348	$323	8%
Adjusted Operating Margin	13.6%	12.9%	0.7 PPts

•	Strong revenue and bookings growth in residential and commercial HVAC.

•	Revenue growth - reported up 3 percent and organic up 4 percent.

•	Bookings growth - reported up 9 percent and organic up 10 percent.

•	Continued margin expansion for Commercial and Residential HVAC.

•	Operating leverage of 38 percent driving gains in operating margins.

Commercial HVAC

•	Reported revenue up low-single digits and organic revenue growth up mid-single digits.

•
Regionally, the increase in organic revenues was led by high-single digit growth in North America. Middle East had a mid-teens decline, while Asia was down low-single digits. Europe had a low-single digit decrease due to lower demand for equipment, offsetting gains in service.

•	Bookings up high-single digits with organic bookings up low-teens. North America up low-teens from substantial growth in both equipment and aftermarket.

Residential HVAC

•	Strong performance in the quarter resulting in significant improvements for revenue, margins and bookings.

•	Revenue up low-teens and operating margin up mid-single digit percentage points.

•	Bookings up low-teens.

Transport Refrigeration

•	Reported and organic revenues down mid-single digits due to softening trailer markets in the Americas. Marine containers and auxiliary power units also declined in Q4.

•	Bookings increased mid-single digits due to strong Q4 performance in Europe trailer.

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Industrial Segment: delivers products and services that enhance energy efficiency, productivity and operations. The segment includes compressed air and gas systems and services, power tools, material handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and consumer low-speed vehicles.

$, millions	Q4 2016	Q4 2015	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$726	$740	(2%)	(1%)
Net Revenues	$800	$834	(4%)	(3%)
Operating Income	$84	$106	(21%)
Operating Margin	10.5%	12.7%	(2.2) PPts
Adjusted Operating Income	$92	$115	(20%)
Adjusted Operating Margin	11.4%	13.8%	(2.4) PPts

•	The Industrial Segment executed ahead of expectations in Q4, meeting FY reported and organic revenue and margin guidance.

•	The Y-O-Y decline in revenues occurred as expected due to difficult comparisons with 2015 for large engineered-to-order air compressors and the sharp decline in the material handling business.

•	The company continues to maintain focus on cost reductions and new products, while driving mix to services as seen from the continued Y-O-Y growth in aftermarket throughout 2016.

•	Regionally, organic revenues declined by low-single digits in North America and low-teens in EMEA. This was partially offset by growth in Asia and Latin America.

•
Compression Technologies organic revenues were down low-single digits. Equipment was down mid-single digits, with aftermarket organic revenues up low-single digits. Organic bookings were down low-single digits. Organic equipment bookings were down high-single digits. However, aftermarket organic bookings were up mid-single digits partly offsetting the decline in equipment.

•
Industrial Products organic revenues were down high-single digits, driven by a continued sharp decline in material handling. Organic bookings were down low-single digits, with positive growth in the short cycle Power Tools and Fluid Management businesses.

•	Small electric vehicle (Club Car) organic revenues were up slightly, with organic bookings up low-single digits year-over-year.

Balance Sheet and Cash Flow

$, millions	2016	2015	Y-O-Y Change
Cash From Operating Activities Full Year	$1,500	$851	+$649
Free Cash Flow Full Year	$1,345	$985	+$360
Working Capital/Revenue* 4Q	3.4%	4.2%	80 bps improvement
Cash Balance 31 December	$1,715	$737	$978
Debt Balance 31 December	$4,070	$4,218	-$148

•	In Q4, cash flow from operating activities was $398 million and $1.5 billion year-to-date.

•
The company delivered strong free cash flow of $353 million in the quarter. Full-year free cash flow was $1,345 million, up $360 million year-over-year, from higher earnings and better working capital management.

•	Cash balance at December 31 increased by $978 million to $1.7 billion.

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Full-Year 2016 Results

“Our 2016 results extend our multi-year record of top-tier financial performance on cash flow ROIC, organic revenue growth, operating margin expansion and EPS growth,” said Lamach. “The business operating system that underpins our execution drives innovation, productivity, energy efficiency and sustainability while supporting world-class employee engagement, all of which builds a continuing culture of winning the right way.”

Financial Comparisons - Full-year Continuing Operations

$, millions	2016	2015	Y-O-Y Change	Organic Y-O-Y
Bookings	$13,673	$13,274	3%	4%
Net Revenues	$13,509	$13,301	2%	3%
Operating Income	$1,573	$1,458	8%
Operating Margin	11.6%	11.0%	0.6 PPts
Adjusted Operating Income	$1,609	$1,517	6%
Adjusted Operating Margin	11.9%	11.4%	0.5 PPts
Continuing EPS	$5.52	$2.57	N.M.
Adjusted Continuing EPS	$4.13	$3.73	11%

•	Full-year 2016 net revenues of $13,509 million up 2 percent, with organic revenues up 3 percent, driven by strong growth in North American HVAC.

•	Operating margin at 11.6 percent up 0.6 percentage points. Adjusted operating margin up 0.5 percentage points, with 44 percent operating leverage.

•	Reported continuing EPS of $5.52; adjusted continuing EPS of $4.13 up 11 percent.

•	Free cash flow* of $1.35 billion equal to 121 percent of adjusted net income. Cash flow ROIC* of 23 percent for the year.

Full-Year 2017 Guidance

•	Revenues up ~2 percent; organic revenues up ~3 percent compared with 2016.

•	Continuing EPS of $4.15 to $4.35, including EPS of ($0.15) for restructuring; adjusted EPS from continuing operations of $4.30 to $4.50.

•	Average diluted shares of approximately 262 million dependent on the timing of cash deployment.

•	GAAP effective tax rate of approximately 21 percent to 22 percent.

•	Cash flow from operating activities of ~$1.4 billion. Free cash flow from $1.1 billion to $1.2 billion.

•	Targeting $1.5 billion cash deployment between share buybacks and acquisitions and ~$420 million for dividends.

•	Capex of ~$250 Million and Corporate G&A ~$240 million.

Investor’s Day 2017

•	Ingersoll Rand’s 2017 investor’s day will be held May 9 and 10 in Davidson, N.C., and will be webcast on irco.com.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products; performance of the markets in which we operate; our share repurchase program including the amount of shares to be repurchased and timing of such repurchases; our projected 2017 full-year financial performance and targets including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, the outcome of any litigation, demand for our products and services, and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended

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December 31, 2015, Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP is attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands - including Club Car®, Ingersoll Rand®,  Thermo King® and Trane® - work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $13 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

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02/01/17

(See Accompanying Tables)

•	Table 1: Condensed Consolidated Income Statement

•	Table 2: Business Review

•	Tables 3 - 6: Reconciliation of GAAP to Non-GAAP

•	Table 7: Condensed Consolidated Balance Sheet

•	Table 8: Condensed Consolidated Statement of Cash Flow

•	Table 9: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Zac Nagle
(704) 655-4469, zachary.nagle@irco.com

*Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders closed/completed in the current period adjusted for the impact of currency and acquisitions.

•
Currency impacts on net revenues and bookings are measured by applying the prior year’s foreign currency exchange rates to the current period’s net revenues and bookings reported in local currency. This measure allows for a direct comparison of operating results excluding the year-over-year impact of foreign currency translation.

•
Acquisition growth rate impacts from 2015 versus 2014 for both net revenues and orders are calculated by excluding the net revenues and orders from companies acquired in 2015. We are adjusting the 2015 to 2014 growth rate comparisons for the Engineered Centrifugal Compression business acquired in January 2015 and reported in our Industrial segment, and the Frigoblock acquisition completed in March 2015 and reported in our Climate segment, to allow for a direct comparison of operating results to prior periods.

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Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

•
Adjusted operating income is defined as GAAP operating income plus restructuring expenses in 2016. In 2015 acquisition-related inventory step-up costs were also excluded from this measure. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

In 2016 Adjusted EPS is defined as GAAP EPS plus restructuring expenses and a legal settlement, less the gain recognized on the sale of the Hussmann equity interest in Q2 2016, net of tax impacts. In 2015 Adjusted EPS was defined as GAAP EPS plus restructuring expenses, acquisition-related inventory step-up costs, Venezuela re-measurement of monetary assets and the IRS agreement, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

•
Legal Settlement of a lawsuit originally filed by a customer in 2012. The lawsuit related to a commercial HVAC contract entered into in 2001, prior to our acquisition of Trane U.S. Inc. and the charge in the fourth quarter of 2016 represents the settlement and related legal costs.

Free cash flow in 2016 and 2015 is defined as net cash provided by operating activities, less capital expenditures, plus cash payments for restructuring. In 2015 this definition also excluded the cash impact of the IRS agreement which occurred in the third and fourth quarters. Please refer to the free cash flow reconciliation on table 8 of the news release.

Cash flow return on invested capital is defined as annual free cash flow divided by the sum of gross fixed assets, receivables and inventory less accounts payables.

Working Capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprises’ current accounts.

•
Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short term debt, dividend payables and income tax payables.

•
Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of December 31) by the annualized revenue for the period (e.g. reported revenues for the three months ended December 31) multiplied by 4 to annualize for a full year).

Adjusted effective tax rate for Q4 2016 is defined as the ratio of income tax expense, plus or minus the tax effect of adjustments for restructuring costs and a legal settlement, divided by earnings from continuing operations before income taxes plus restructuring expenses and legal settlement. Q4 2015 adjustments were comprised of restructuring costs and acquisition-related inventory step-up charges. This measure allows for a direct comparison of the effective tax rate between periods excluding adjustments.

Adjusted OI and D&A (on tables 5 and 6 in news release) is defined as adjusted operating income plus depreciation and amortization expense.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q4 2016) less the prior period (e.g. Q4 2015), divided by the change in net revenues for the current period less the prior period.

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the year
	ended December 31,		ended December 31,
	2016	2015	2016	2015
Net revenues	$3,358.8	$3,325.8	$13,508.9	$13,300.7
Cost of goods sold	(2,351.3)	(2,341.0)	(9,329.3)	(9,301.6)
Selling & administrative expenses	(660.6)	(625.5)	(2,606.5)	(2,541.1)
Operating income	346.9	359.3	1,573.1	1,458.0
Interest expense	(53.8)	(56.3)	(221.5)	(223.0)
Other income/(expense), net	(25.0)	5.1	389.7	12.9
Earnings before income taxes	268.1	308.1	1,741.3	1,247.9
Provision for income taxes	(63.9)	(68.7)	(281.5)	(540.8)
Earnings from continuing operations	204.2	239.4	1,459.8	707.1
Discontinued operations, net of tax	(1.4)	(0.9)	32.9	(24.3)
Net earnings	202.8	238.5	1,492.7	682.8
Less: Net earnings attributable to noncontrolling interests	(4.0)	(5.0)	(16.5)	(18.2)
Net earnings attributable to Ingersoll-Rand plc	$198.8	$233.5	$1,476.2	$664.6

Amounts attributable to Ingersoll-Rand plc ordinary
shareholders:
Continuing operations	$200.2	$234.4	$1,443.3	$688.9
Discontinued operations	(1.4)	(0.9)	32.9	(24.3)
Net earnings	$198.8	$233.5	$1,476.2	$664.6

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.76	$0.88	$5.52	$2.57
Discontinued operations	(0.01)	—	0.13	(0.09)
	$0.75	$0.88	$5.65	$2.48

Weighted-average number of common
shares outstanding:
Diluted	262.6	265.2	261.7	267.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter		For the year
	ended December 31,		ended December 31,
	2016	2015	2016	2015
Climate
Net revenues	$2,558.6	$2,492.0	$10,545.0	$10,224.3
Segment operating income *	347.3	320.3	1,527.4	1,302.5
and as a % of Net revenues	13.6%	12.9%	14.5%	12.7%

Industrial
Net revenues	800.2	833.8	2,963.9	3,076.4
Segment operating income *	84.2	105.8	294.9	372.4
and as a % of Net revenues	10.5%	12.7%	10.0%	12.1%

Unallocated corporate expense	(84.6)	(66.8)	(249.2)	(216.9)

Total
Net revenues	$3,358.8	$3,325.8	$13,508.9	$13,300.7
Consolidated operating income	$346.9	$359.3	$1,573.1	$1,458.0
and as a % of Net revenues	10.3%	10.8%	11.6%	11.0%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended December 31, 2016				For the year ended December 31, 2016
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,358.8	$—		$3,358.8	$13,508.9	$—		$13,508.9

	Operating income	346.9	14.7	(a)	361.6	1,573.1	35.5	(a)	1,608.6
	Operating margin	10.3%			10.8%	11.6%			11.9%

	Earnings from continuing operations before income taxes	268.1	31.1	(a,c)	299.2	1,741.3	(345.9)	(a, b, c)	1,395.4
	Provision for income taxes	(63.9)	(10.7)	(d)	(74.6)	(281.5)	(17.0)	(d)	(298.5)
	Tax rate	23.8%			24.9%	16.2%			21.4%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$200.2	$20.4	(e)	$220.6	$1,443.3	$(362.9)	(e)	$1,080.4

	Diluted earnings per common share
	Continuing operations	$0.76	$0.08		$0.84	$5.52	$(1.39)		$4.13

	Weighted-average number of common shares outstanding
	Diluted	262.6	—		262.6	261.7	—		261.7

	Detail of Adjustments:
(a)	Restructuring costs		$14.7				$35.5
(b)	Hussmann Gain		—				(397.8)
(c)	Legal Settlement		16.4				16.4
(d)	Tax impact of adjustments a, b, and c		(10.7)				(17.0)
(e)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$20.4				$(362.9)

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended December 31, 2015				For the year ended December 31, 2015
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,325.8	$—		$3,325.8	$13,300.7	$—		$13,300.7

	Operating income	359.3	18.1	(a)	377.4	1,458.0	59.0	(a,b)	1,517.0
	Operating margin	10.8%			11.3%	11.0%			11.4%

	Earnings from continuing operations before income taxes	308.1	18.1	(a)	326.2	1,247.9	101.6	(a,b,c)	1,349.5
	Provision for income taxes	(68.7)	(3.9)	(d)	(72.6)	(540.8)	207.7	(d,e)	(333.1)
	Tax rate	22.3%			22.3%	43.3%			24.7%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$234.4	14.2	(f)	248.6	$688.9	$309.3	(f)	$998.2

	Diluted earnings per common share
	Continuing operations	$0.88	$0.06		$0.94	$2.57	$1.16		$3.73

	Weighted-average number of common shares outstanding
	Diluted	265.2	—		265.2	267.8	—		267.8

	Detail of Adjustments:
(a)	Restructuring costs		$18.1				$34.3
(b)	Acquisition Inventory step up		—				24.7
(c)	Venezuela remeasurement of monetary assets		—				42.6
(d)	Tax impact of adjustments a, b, and c		(3.9)				(18.9)
(e)	IRS agreement		—				226.6
(f)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$14.2				$309.3

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

	For the quarter ended December 31, 2016		For the quarter ended December 31, 2015
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,558.6		$2,492.0

Segment operating income	$347.3	13.6%	$320.3	12.9%
Restructuring/Other	0.9	0.0%	2.4	0.0%
Adjusted operating income	348.2	13.6%	322.7	12.9%
Depreciation and amortization	55.9	2.2%	62.1	2.5%
Adjusted OI plus D&A	$404.1	15.8%	$384.8	15.4%

Industrial
Net revenues	$800.2		$833.8

Segment operating income	$84.2	10.5%	$105.8	12.7%
Restructuring/Other	7.4	0.9%	9.6	1.1%
Adjusted operating income	91.6	11.4%	115.4	13.8%
Depreciation and amortization	16.8	2.1%	16.7	2.0%
Adjusted OI plus D&A	$108.4	13.5%	$132.1	15.8%

Corporate
Unallocated corporate expense	$(84.6)		$(66.8)
Restructuring/Other	6.4		6.1
Adjusted corporate expense	(78.2)		(60.7)
Depreciation and amortization	14.8		16.1
Adjusted corporate expense plus D&A	$(63.4)		$(44.6)

Total Company
Net revenues	$3,358.8		$3,325.8

Operating income	$346.9	10.3%	$359.3	10.8%
Restructuring/Other	14.7	0.5%	18.1	0.5%
Adjusted operating income	361.6	10.8%	377.4	11.3%
Depreciation and amortization	87.5	2.6%	94.9	2.9%
Adjusted OI plus D&A	$449.1	13.4%	$472.3	14.2%

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

	For the year ended December 31, 2016		For the year ended December 31, 2015
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$10,545.0		$10,224.3

Segment operating income	$1,527.4	14.5%	$1,302.5	12.7%
Restructuring/Other	6.2	0.0%	13.2	0.1%
Adjusted operating income	1,533.6	14.5%	1,315.7	12.8%
Depreciation and amortization	225.2	2.1%	246.3	2.4%
Adjusted OI plus D&A	$1,758.8	16.6%	$1,562.0	15.2%

Industrial
Net revenues	$2,963.9		$3,076.4

Segment operating income	$294.9	10.0%	$372.4	12.1%
Restructuring/Other	20.5	0.6%	39.2	1.3%
Adjusted operating income	315.4	10.6%	411.6	13.4%
Depreciation and amortization	67.2	2.3%	67.5	2.2%
Adjusted OI plus D&A	$382.6	12.9%	$479.1	15.6%

Corporate
Unallocated corporate expense	$(249.2)		$(216.9)
Restructuring/Other	8.8		6.6
Adjusted corporate expense	(240.4)		(210.3)
Depreciation and amortization	59.8		50.3
Adjusted corporate expense plus D&A	$(180.6)		$(160.0)

Total Company
Net revenues	$13,508.9		$13,300.7

Operating income	$1,573.1	11.6%	$1,458.0	11.0%
Restructuring/Other	35.5	0.3%	59.0	0.4%
Adjusted operating income	1,608.6	11.9%	1,517.0	11.4%
Depreciation and amortization	352.2	2.6%	364.1	2.7%
Adjusted OI plus D&A	$1,960.8	14.5%	$1,881.1	14.1%

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

	December 31,	December 31,
	2016	2015
ASSETS	UNAUDITED
Cash and cash equivalents	$1,714.7	$736.8
Accounts and notes receivable, net	2,223.0	2,150.6
Inventories	1,385.8	1,410.7
Other current assets	255.8	311.3
Total current assets	5,579.3	4,609.4
Property, plant and equipment, net	1,511.0	1,575.1
Goodwill	5,658.4	5,730.2
Intangible assets, net	3,785.1	3,926.1
Other noncurrent assets	863.6	876.8
Total assets	$17,397.4	$16,717.6

LIABILITIES AND EQUITY
Accounts payable	$1,334.0	$1,249.3
Accrued expenses and other current liabilities	1,895.5	1,894.9
Short-term borrowings and current maturities of long-term debt	360.8	504.2
Total current liabilities	3,590.3	3,648.4
Long-term debt	3,709.4	3,713.6
Other noncurrent liabilities	3,379.4	3,476.4
Shareholders' Equity	6,718.3	5,879.2
Total liabilities and equity	$17,397.4	$16,717.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the year
	ended December 31,
	2016	2015
Operating Activities
Income from continuing operations	$1,459.8	$707.1
Depreciation and amortization	352.2	364.1
Changes in assets and liabilities and other non-cash items	(400.7)	(185.0)
Net cash provided by continuing operating activities	1,411.3	886.2
Net cash provided by (used in) discontinued operating activities	88.9	(35.1)
Net cash provided by operating activities	1,500.2	851.1

Investing Activities
Capital expenditures	(182.7)	(249.6)
Acquisitions, sale of equity investment and other, net	422.8	(943.3)
Net cash provided by (used in) investing activities	240.1	(1,192.9)

Financing Activities
Short-term borrowings (repayments), net	(150.7)	6.4
Dividends paid to ordinary shareholders	(348.6)	(303.3)
Repurchase of ordinary shares	(250.1)	(250.1)
Other financing activities, net	44.2	56.7
Net cash used in financing activities	(705.2)	(490.3)

Effect of exchange rate changes on cash and cash equivalents	(57.2)	(136.3)
Net increase (decrease) in cash and cash equivalents	977.9	(968.4)
Cash and cash equivalents - beginning of period	736.8	1,705.2
Cash and cash equivalents - end of period	$1,714.7	$736.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 9

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)

UNAUDITED

			December 31,	December 31,
			2016	2015
	Net Receivables		$2,223	$2,151
	Days Sales Outstanding		60.4	59.0

	Net Inventory		$1,386	$1,411
	Inventory Turns		6.8	6.6

	Accounts Payable		$1,334	$1,249
	Days Payable Outstanding		51.8	48.7
	------------------------------------------------------------------------------------------------------------------------------------------------------------------------
		Forecast (b)
		For the year ending	Year ended	Year ended
		December 31, 2017	December 31, 2016	December 31, 2015

	Cash flow provided by operating activities (a)	$1,360.0	$1,500.2	$851.1
	Capital expenditures	(250.0)	(182.7)	(249.6)
	Cash payment for IRS Agreement/Restructuring	40.0	27.5	383.7
	Free cash flow	$1,150.0	$1,345.0	$985.2

	Adjusted earnings from continuing operations attributable to Ingersoll-Rand plc		$1,080.4	$998.2
	Discontinued operations, net of tax		32.9	(24.3)
	Adjusted net earnings		$1,113.3	$973.9
	Free cash flow as a percent of adjusted net earnings		121%	101%

(a)	Includes both continuing and discontinued operations.
(b)	Amounts are approximate

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION